                                                                 Exhibit (8)(rr)

                    AMENDMENT TO THE PARTICIPATION AGREEMENT
                                DATED MAY 1, 2004
                                  BY AND AMONG
                                  PREMIER VIT,
                  ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC AND
                      MERRILL LYNCH LIFE INSURANCE COMPANY

     This is an amendment to the May 1, 2004 Participation Agreement ("Agreement") among Premier VIT (the "Fund"), Allianz Global Investors Distributors LLC, and Merrill Lynch Life Insurance Company.

     Article XI. Notices. of the Agreement is hereby amended as follows:

          If to the Company: Barry G. Skolnick, Esquire
                             Vice President & General Counsel
                             1700 Merrill Lynch Drive, 3rd Floor
                             Pennington, New Jersey 08534
                             Email: barry_skolnick@ml.com
                             Fax: 609.274.0926

     Schedule 2 is amended to add the following Portfolio of the Fund as permitted in accordance with the provisions of the Agreement for investment by the separate accounts listed on Schedule 1:

NFJ Dividend Value Portfolio

May 1, 2007

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                                       PREMIER VIT


                                       By:
                                           -------------------------------------
                                       Name: Brian S. Shlissel
                                       Title: President & CEO


                                       ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC


                                       By:
                                           -------------------------------------
                                       Name: E. Blake Moore, Jr.
                                       Title: Managing Director & CEO


                                       MERRILL LYNCH LIFE INSURANCE
                                       COMPANY


                                       By:
                                           -------------------------------------
                                       Name: Kirsty Lieberman
                                       Title: Vice President & Senior Counsel


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